UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2022

Bantec, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55789	30-0967943
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

195 Paterson Avenue, Little Falls, NJ 07424

(address of principal executive offices) (zip code)

(203) 220-2296

(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BANT	OTC

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 11, 2022, Bantec, Inc. (the “Company”) entered into a convertible promissory note with Sixth Street Lending, LLC (“Lender”) in the principal amount of $53,750.00, (the “January 11, 2022 Note”). The January 11, 2022 Note carries interest at the rate of 10%, matures on January 11, 2023, and is convertible into shares of the Company’s common stock, par value $0.0001, at the Lender’s election, after 180 days, at a 35% discount, provided that the Lender may not own greater than 4.99% of the Company’s common stock at any time.

The Company received funding under the January 11, 2022 Note on January 13, 2022.

The foregoing is a summary of the terms of the January 11, 2022 Note and is qualified in its entirety by the January 11, 2022 Note attached hereto and incorporated herein as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits: The following exhibits are filed with this report:

Exhibit No.	Description
10.1	January 11, 2022 Convertible Promissory Note with Sixth Street Lending, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2022	Bantec, Inc.

	By:	/s/ Michael Bannon
		Name:	Michael Bannon
		Title:	President and CEO

2